                                                                   EXHIBIT 10(e)


                             EMPLOYMENT AGREEMENT
                          DATED AS OF OCTOBER 1, 1995
                                    BETWEEN
                            THE WALT DISNEY COMPANY
                                      AND
                                MICHAEL S. OVITZ


MICHAEL S. OVITZ ("EXECUTIVE") and THE WALT DISNEY COMPANY, a Delaware corporation ("COMPANY"), hereby agree as follows:

1.   TERM

     The term of Executive's employment by Company under this Agreement shall commence on and as of October 1, 1995 and shall expire on September 30, 2000 (the "TERM"), unless earlier terminated as hereinafter provided.

2.   TITLE AND DUTIES

     During the Term, Executive shall be employed by Company as its President. As President, Executive shall report to Company's Chairman and Chief Executive Officer. Executive shall devote his full time and best efforts exclusively to the Company; provided, however, that the foregoing shall not preclude Executive
             --------  -------
from engaging in charitable and community affairs, managing his personal passive investments and continuing his current board membership with Ziff-Davis Holdings, Inc., provided that none of such activities or managing shall interfere with, or be inconsistent with, the performance of his duties hereunder. Executive shall perform such duties, which shall not be inconsistent with his position as President of Company, as are assigned to him from time to time by the Chairman and Chief Executive Officer of Company, and any other duties undertaken or accepted by Executive. Company agrees to use its best efforts to cause Executive to be

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elected to the Board of Directors of Company (or its successor in interest), when a seat on the Board becomes available, and to nominate Executive as a member of the management slate at each annual meeting of stockholders during his employment hereunder at which Executive's director class comes up for election. Executive agrees to serve on the Board if elected.

3.   SALARY

     Executive shall receive a salary of $1,000,000 per annum during the term hereof. Salary payments shall be made in equal installments in accordance with Company's then prevailing payroll policy.

4.   BONUS

     For each full year of the Term completed by Executive, Executive will be eligible for an annual discretionary bonus which will be determined by the Compensation Committee of the Board of Directors. Pursuant to Company's applicable bonus plan as in effect from time to time, such bonus may be determined according to criteria intended to qualify under Section 162(m) of the Internal Revenue Code, as amended (the "CODE").

5.   STOCK OPTIONS

     Executive shall be granted two stock options (individually, "OPTION A" and "OPTION B") to purchase an aggregate of 5,000,000 shares of common stock of Company pursuant to Company's 1990 Stock Incentive Plan and related rules or pursuant to a stock option plan hereinafter adopted by Company having terms no less favorable to Executive than the 1990 Stock Incentive Plan and related rules (the applicable plan and rules pursuant to

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which such options shall be granted being hereinafter referred to as the "PLAN")
in accordance with, and subject to, the following:

     OPTION A:
     --------

     (a) The exercise price of Option A shall be equal to the fair market value (determined in accordance with the applicable provisions of the Plan) of Company's common stock on the date of grant, which date shall be October 16, 1995.

     (b) Pursuant to Option A Executive shall have the right to purchase 3,000,000 shares, subject to the terms and conditions hereof and of the Plan, and such right shall vest in increments of 1,000,000 shares on September 30 of each year commencing September 30, 1998; provided, however,
                                                              --------  -------
     that, notwithstanding the foregoing, any portion of Option A scheduled to vest on a scheduled vesting date shall not vest on such scheduled vesting date (or at any time thereafter) if Executive's employment by Company pursuant to this Agreement shall have terminated for any reason whatsoever more than three months prior to such scheduled vesting date.

     (c) In the event that Executive's employment shall be terminated and such termination shall constitute a Non-Fault Termination (as defined in subparagraph (d) below), then the vesting schedule of Option A shall be accelerated and Option A shall become immediately exercisable in its entirety upon such termination.

     (d) Option A shall expire on the earlier of ten years from the date of grant or 24 months after termination of Executive's employment with

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     Company; provided, however, that notwithstanding the foregoing, in the
              --------  -------
     event that Executive's employment with Company shall be terminated without cause (i.e., in a manner which shall constitute a breach of this Agreement
            ----
     by Company), by reason of death or total and permanent disability pursuant to Section 11(a)(i) or (ii) hereof, or Executive shall validly terminate his employment pursuant to Section 12 hereof (any of the foregoing being herein referred to as a "NON-FAULT TERMINATION"), Option A shall expire on the later of September 30, 2002, or 24 months after the date of the Non-Fault Termination (but in no event later than ten years from the date of grant.)

     (e) Except as expressly provided herein, Option A shall be subject to all of the standard terms and provisions of the Plan (i.e., those terms and
                                                       ----
     provisions which are automatically applicable to any stock option granted under the Plan in the absence of special action or specification to the contrary with respect to such stock option by the Compensation Committee of the Board of Directors of the Company (which Committee currently administers the Plan)), including without limitation, such modifications and/or substitutions of the Plan and the options granted thereunder as are effected in connection with the acquisition by Company of Cap Cities/ABC, Inc.

     OPTION B:
     --------

     The terms and provisions of Option B shall be identical to the terms and provisions of Option A in all respects except as follows:

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     (f) Pursuant to Option B Executive shall have the right to purchase
     2,000,000 shares of Company's common stock, subject to the terms and conditions hereof and of the Plan, and such right shall vest in increments of 1,000,000 shares on each of September 30, 2001 and September 30, 2002;

     provided, however, that notwithstanding the foregoing, any portion of
     --------  -------
     Option B scheduled to vest on a scheduled vesting date shall not vest on such vesting date (or at any time thereafter) if Executive's employment with Company shall have terminated for any reason whatsoever more than three months prior to such scheduled vesting date.

     (g) Notwithstanding any other term or provision of the Plan or this Agreement, under no circumstances shall Option B vest or become exercisable prior to October 1, 2000, and in the event that Executive's employment with Company shall terminate prior to such date for any reason whatsoever, Option B and all rights and claims of any nature related thereto shall thereupon irrevocably terminate in their entirety without further action by any party; after such date Option B shall vest in accordance with its terms if, and only if, Executive shall have entered into, prior to the earlier of the first scheduled vesting date of Option B or the date of any event occurring on or after October 1, 2000 which would give rise to accelerated vesting if the conditions of this subparagraph were met, an agreement with Company (which shall be acceptable to Company in its sole and unfettered discretion or which shall have been entered into pursuant to a Qualifying Offer (as hereinafter defined in Section 10 hereof) to continue his employment with Company until at least September 30, 2002; provided,
                                                                --------
     however, that notwithstanding the foregoing, if Executive is actually
     -------
     employed by Company on a scheduled vesting date of Option B, the increment of

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     Option B scheduled to vest on such date shall vest in accordance with its terms.

     The parties hereto acknowledge that in order to implement certain provisions of Section 5(d) hereto relating to the continued exercisability of Option A for more than 24 months after a Non-Fault Termination, an amendment to the 1990 Stock Incentive Plan is required or a new Plan permitting such continued exercisability must be adopted. Company will implement such amendment or adopt such new Plan, subject, however, in each case to receipt by Company of approval by the shareholders of Company. Accordingly, all of the provisions of Option A referred to in Section 5(d) above providing for exercisability beyond 24 months after termination of Executive's employment with Company shall be subject to receipt by Company of such shareholder approval, and in the event such shareholder approval shall not have been obtained within 18 months from the date hereof or there shall have been a Non-Fault Termination at any time prior to receipt by Company of such approval, Company and Executive (or his estate) shall enter into good-faith negotiations with respect to alternative compensation for Executive.

6.   BENEFITS AND PERQUISITES

     Executive shall be entitled to receive the benefits and perquisites currently made available to the Chairman and Chief Executive Officer of Company.

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7.   REIMBURSEMENT FOR EXPENSES

     Executive shall be expected to incur various business expenses customarily incurred by persons holding like position, including but not limited to traveling, entertainment and similar expenses, all of which are to be incurred by Executive for the benefit of Company. Subject to Company's policy regarding the reimbursement and non-reimbursement of such expenses (which policy does not necessarily provide for reimbursement of all such expenses but which shall be applied to Executive in a manner consistent with the application of such policy to the Chairman and Chief Executive Officer of Company), Company shall reimburse Executive for such expenses from time to time, at Executive's request, and Executive shall account to Company for such expenses.

8.   PROTECTION OF COMPANY'S INTERESTS

     (a) During the term of Executive's employment by Company, Executive will not compete in any manner, directly or indirectly, whether as a principal, employee, consultant, agent, owner or otherwise, with Company or any affiliate thereof, except that the foregoing will not prevent Executive from holding at any time less than 5% of the outstanding capital stock of any company whose stock is publicly traded.

     (b) To the extent permitted by law, all rights worldwide with respect to any and all intellectual or other property of any nature produced, created or suggested by Executive during the term of his employment or resulting from his services shall be deemed to be a work made for hire and shall be the sole and exclusive property of Company. Executive agrees to execute, acknowledge and deliver to Company, at Company's request, such

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further documents as Company finds appropriate to evidence Company's rights in such property. Any confidential and/or proprietary information of Company or any affiliate thereof (including, without limitation, any information relating to the identities, capabilities, compensatory and contractual arrangements and/or general personnel data of employees of Company and its affiliates to which Executive has access) shall not be used by Executive or disclosed or made available by Executive to any person except as required in the course of his employment, and upon expiration or earlier termination of the term of this Agreement, Executive shall return to Company all such information that exists in written or other physical form (and all copies thereof) under his control. Without limiting the generality of the foregoing, Executive acknowledges signing and delivering to Company The Walt Disney Company and Associated Companies Confidentiality Agreement and Statement of Policy Regarding Conflicts of Interest and Business Ethics and Questionnaire Regarding Compliance and he agrees that all terms and conditions contained therein, and all of his obligations and commitments provided for therein, shall be deemed, and hereby are, incorporated into this Agreement as if set forth in full herein. The provisions of this Section 8(b) shall survive the expiration or earlier termination of this Agreement.

9.   SERVICES UNIQUE

     Executive recognizes that his services hereunder are of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated for in damages, and in the event of a breach of this Agreement by him (particularly, but without limitation, with respect to the provisions hereof relating to the exclusivity of his services and the provisions of Section 8

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hereof), Company shall, in addition to all other remedies available to it, be entitled to equitable relief by way of injunction and any other legal or equitable remedies.

10.  CONTRACT TERMINATION PAYMENT

     In the event that Company shall not have made a Qualifying Offer (as hereinafter defined) to Executive by July 1, 2000, and no other agreement between Executive and Company relating to the extension of Executive's employment shall have been entered into by September 30, 2000, Executive shall be entitled to receive, after Executive's:

     (a) having given Company written notice of its failure to deliver a Qualifying Offer; and

     (b) not having received such Qualifying Offer from Company within five business days from the delivery of such notice to Company,

a contract termination payment of $10,000,000 (the "TERMINATION PAYMENT") from Company. Such Termination Payment shall be due by the earlier of 30 days after the date that such payment shall not be subject to Section 162(m) of the Code or four months after the end of the last fiscal year of the Company during which Executive was employed by Company, but in no event shall such Termination Payment be due earlier than October 1, 2000, except as provided in Section 11(c) hereof. The term "QUALIFYING OFFER" shall mean a written offer of employment to Executive which (i) shall be for a period of not less than five years from October 1, 2000, (ii) shall include the types of compensation contained in this Agreement, (iii) shall constitute a reasonable offer taking into account the

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compensation to Executive provided for in this Agreement, the Company's financial and operating performance during the term of this Agreement and any other then-current circumstances relevant to the determination of Executive's compensation by Company for the period specified in clause (i) above, (iv) shall not contain any terms or provisions which reduce Executive's title or duties as stated herein, and (vii) shall state that it is irrevocable for 30 days from the date of delivery thereof. Notwithstanding any other term or provision hereof, Executive shall be entitled to receive the Termination Payment in accordance with Section 11(c) hereof in the event of a Non-Fault Termination of Executive's employment for any reason other than death (it being understood that in the event of Executive's death prior to payment of the Termination Payment, Company shall have no obligation under any circumstances to make a Termination Payment to Executive's estate or any other person or entity).

     In the event that the parties shall disagree as to whether or not an offer timely made by Company in accordance with the foregoing constitutes a Qualifying Offer, the parties shall submit such disagreement to arbitration by a qualified individual executive compensation expert of national reputation who shall not have had dealings with either party during the preceding five years. Upon failure to agree upon the selection of the arbitrator, each party shall submit a panel of three qualified arbitrators, the other party may strike two from the other's list, and the arbitrator shall be selected by lot from the remaining two names. The arbitrator shall have the authority only to determine (i) whether the matter is arbitrable under the conditions of this Agreement and (ii) whether or not the offer made by the Company is a Qualifying Offer.

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11.  TERMINATION

     (a) Company shall have the right to terminate Executive's employment with Company under the following circumstances:

     (i)    Upon death of Executive.

     (ii) Upon notice from Company to Executive in the event of an illness or other disability which has totally and permanently incapacitated him from performing his duties for six consecutive months as determined in good faith by the Board of Directors.

     (iii) For good cause (A) immediately upon notice from Company if Company shall reasonably determine that the conduct or cause specified in such notice is not curable; or (B) upon thirty days' notice from Company, if Company shall determine that the conduct or cause specified in such notice is curable, unless Executive has, within ten days after the date such notice has been given by Company, commenced in good faith to cure the conduct or cause specified in such notice and has completed such cure within 30 days following the date of such notice. Termination by Company of Executive's employment for "good cause" as used in this Agreement shall be limited to gross negligence or malfeasance by Executive in the performance of his duties under this Agreement or the voluntary resignation by Executive prior to expiration of the Term (other than pursuant to a valid termination of employment by Executive in accordance with Section 12 hereof) as an employee of Company without the prior written consent of Company.

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     (b) If Executive's employment is terminated pursuant to Section 11(a)(iii)
above, Executive's rights and Company's obligations hereunder and under all stock options granted in accordance with this Agreement shall forthwith terminate in their entirety, except that, notwithstanding the foregoing, (i) the expiration date of any stock options granted in accordance with this Agreement shall be 30 days after the date of termination pursuant to Section 11(a)(iii), and (ii) to the extent that any term or provision of this Agreement shall expressly state that any such right or obligation shall survive termination of the Agreement pursuant to Section 11(a)(iii) hereof, it shall so survive.

     (c) If a Non-Fault Termination of Executive's employment with Company shall occur, Executive or his estate shall be entitled to receive a lump sum payment equal to the sum of (x) the present value (based on Company's then current cost of borrowing for the remainder of the scheduled Term) of 100% of Executive's base salary for the balance of the term of this Agreement (the percentage of Executive's salary to be paid in such lump sum after such present value calculation being referred to herein as the "PRESENT VALUE PERCENTAGE") and (y) of an amount equal to $7,500,000 multiplied by the product of (A) the Present Value Percentage (expressed as a decimal) and (B) the number of fiscal years of Company in the Term not yet completed at the time of termination. The sum of clauses (x) and (y) above is hereinafter referred to as the "NON-FAULT PAYMENT". In addition, in the event of a Non-Fault Termination for any reason other than death, Executive shall be entitled to receive the Termination Payment. Company may purchase insurance to cover all or any part of its obligations set forth in the preceding sentence, and Executive agrees to take a physical examination to facilitate the obtaining of such insurance. The Non-Fault Payment and Termination Payment (if applicable) shall be made to Executive

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(or to his estate, if applicable) not later than the earlier of (i) 30 days after the date that such payment shall not be subject to Section 162(m) of the Code, or (ii) four months after the end of the last fiscal year of Company during which Executive was employed by Company.

     (d) Whenever compensation is payable to Executive hereunder during a time when he is partially or totally disabled and such disability would entitle him to disability income or to salary continuation payments from Company according to the terms of any plan now or hereafter provided by Company or according to any Company policy in effect at the time of such disability, the compensation payable to him hereunder shall be inclusive of any such disability income or salary continuation and shall not be in addition thereto. If disability income is payable directly to Executive by any insurance company under an insurance policy paid for by Company, the amounts paid to him by said insurance company shall be considered to be part of the payments to be made by Company to him pursuant to this Section 11(d) and shall not be in addition thereto.

12.  TERMINATION BY EXECUTIVE

     Prior to the expiration of the Term, Executive shall have the right to terminate his employment under this Agreement upon 30 days' notice to Company given within 60 days following the occurrence of any of the following events, provided that Company shall have 20 days after the date such notice has been given to Company in which to cure the conduct or cause specified in such notice:

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(a)  Executive is not elected or retained in accordance with Section 2 hereof as
President (reporting to Company's Chairman and Chief Executive Officer) and a director of Company.

(b) Company shall assign duties to Executive hereunder which are materially inconsistent with his position as President.

(c) Company shall fail to grant Executive's stock options provided for herein (other than to the extent provided in the last paragraph of Section 5 hereof) or shall reduce his salary or shall deny Executive eligibility for annual discretionary bonuses, or Company shall fail to make any compensation payment required hereunder.

13.  FCC PROVISION

     Executive acknowledges that he has been provided by Company with a copy of
Section 508 of the Federal Communications Act of 1934, as amended, relating in part to receiving or paying consideration for product identification in television programs, that he is familiar with the provisions thereof and that he will fully comply therewith during the term of this Agreement. Without limiting the foregoing, however, and whether or not Section 508 is applicable to his activities, Executive agrees that he will not, without Company's prior written consent, accept any compensation or gift from any person, firm or corporation (other than Company) where such compensation or gift is, or may appear to be, in consideration of his acting in a particular manner in relation to the business of such person, firm or corporation.

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14.  EXCLUSIVE REMEDY

     Executive acknowledges and agrees that the Non-Fault Payment and Termination Payment (if applicable) payable in the event of a Non-Fault Termination, and the provisions relating to any Non-Fault Termination set forth in Section 5 hereof regarding stock options (including, if applicable, any alternative provisions which might be subsequently agreed to in accordance with
Section 5 hereof) are fair and reasonable and shall constitute Executive's sole and exclusive remedy, in lieu of all rights and claims of Executive, at law or in equity, for a Non-Fault Termination, including, expressly, for termination of his employment by Company in a manner which shall constitute a breach of this Agreement, and for all other rights and claims of any nature whatsoever related to any such termination, and Executive hereby irrevocably waives all rights and claims of any nature whatsoever in respect of any such termination except for such Non-Fault Payment, Termination Payment (if applicable) and provisions relating to stock options. Such payments shall not be limited or reduced by amounts Executive might earn or be able to earn from any other employment or ventures during the remainder of the scheduled Term following a Non-Fault Termination.

15.  ASSIGNMENT

     Company may assign this Agreement or all or any part of its rights hereunder to any entity that succeeds to all or substantially all of Company's assets or that holds, directly or indirectly, all or substantially all of the capital stock of Company or that is otherwise a successor in interest to Company generally, and this Agreement shall inure to the benefit of, and be binding upon, such assignee or successor in interest. This Agreement is personal to

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Executive and Executive may not, without the express written permission of
Company, assign or pledge any rights or obligations hereunder to any person, firm, corporation or other entity.

16.  NO CONFLICT WITH PRIOR AGREEMENTS

     Executive represents and warrants to Company that neither his commencement of employment hereunder nor the performance of his duties hereunder conflicts with any contractual commitment on his part to any third party or violates or interferes with any rights of any third party.

17.  CERTAIN PAYMENTS

     The parties believe that the payments to Executive hereunder do not constitute "Excess Parachute Payments" under Section 280G of the Code. Notwithstanding such belief, if any payment or benefit under this Agreement is determined to be an "Excess Parachute Payment" Company shall pay Executive an additional amount ("Tax Payment") such that (x) the excess of all Excess Parachute Payments (including payments under this sentence) over the sum of excise tax thereon under Section 4999 of the Code and income tax thereon under Subtitle A of the Code and under applicable state law is equal to (y) the excess of all Excess Parachute Payments (excluding payments under this sentence) over income tax thereon under Subtitle A of the Code and under applicable state law.

18.  KEY MAN INSURANCE

     Company shall have the right to secure, in its own name or otherwise, and at its own expense, life, disability, accident or other insurance covering

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Executive and Executive shall have no right, title or interest in or to such insurance. Executive shall assist Company in procuring such insurance by submitting to reasonable examinations and signing such applications and other instruments as may be required by the insurance carriers to which application is made for any such insurance.

19.  POST-TERMINATION OBLIGATIONS

     After the expiration or earlier termination of Executive's employment hereunder for any reason whatsoever, Executive shall not either alone or jointly, with or on behalf of others, either directly or indirectly, expressly or impliedly, whether as principal, partner, agent, shareholder, director, employee, consultant or otherwise, at any time during a period of two years following such expiration or termination, solicit in any manner whatsoever the employment or engagement of, either for his own account or for any other person, firm, company or other entity, any person who is employed by Company or any affiliated entity, whether or not such person would commit any breach of his contract of employment by reason of his leaving the service of Company or any affiliated entity.

20.  ENTIRE AGREEMENT; AMENDMENTS; WAIVER, ETC.

     (a) This Agreement supersedes all prior and/or contemporaneous agreements and/or statements, whether written or oral, concerning the terms of Executive's employment, and no amendment or modification of this Agreement shall be binding unless set forth in a writing signed by Company and Executive. No waiver by either party of any breach by the other party of any provision or condition of this Agreement shall be effective unless in writing and signed by the party effecting the waiver, and no such waiver shall be

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deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

     (b) Nothing herein contained shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

     (c) This Agreement does not constitute a commitment of Company with regard to Executive's employment, express or implied, other than to the extent expressly provided for herein. Upon expiration of the Term, it is the contemplation of both parties that Executive's employment with Company shall cease unless an employment agreement with respect to such subsequent period shall have been entered into, and that neither Company nor Executive shall have any obligation to the other with respect to continued employment. In the event that Executive's employment continues for any period of time following the stated expiration of the Term, unless and until agreed to in a new subscribed written document, such employment or any continuation thereof is "at will," and may be terminated without obligation at any time by either party's giving notice to the other.

     (d) Company shall have the right but not the obligation to use Executive's name or likeness for any publicity or advertising purpose during the term of Executive's employment with Company. Company is under no obligation to accord Executive credit for any production.

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     (e) All payments required to be made to Executive hereunder, whether during the term of his employment hereunder or otherwise, shall be subject to all applicable federal, state and local tax withholding laws.

     (f) This Agreement shall be governed by and construed in accordance with the laws of the State of California. In the event of any controversy or claim by either party hereunder the prevailing party in any final and legally binding adjudication (as to which all periods for the filing of any appeal have expired) with respect to such controversy or claim shall be entitled to reimbursement from the losing party for reasonable attorney's fees and costs and for all other reasonable expenses of such adjudication.

21.  NOTICES

     All notices that either party is required or may desire to give the other shall be in writing shall be effective (i) upon personal delivery or (ii) three business days after deposit of same with the United States Postal Service for delivery by certified mail, return receipt requested, addressed to the party to be given notice as follows:

     To Company:    500 South Buena Vista Street
                    Burbank, California  91521
                    Attn:  Chairman and Chief Executive Officer

     To Executive:  Michael S. Ovitz
                    The Walt Disney Company
                    500 South Buena Vista Street
                    Burbank, California  91521

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     With copies to:  Robert L. Adler, Esq.
                      Munger, Tolles & Olson
                      355 South Grand Avenue, 35th Floor
                      Los Angeles, California  90071
     and
                      Michael A. Rubel, Esq.
                      Del, Rubel, Shaw, Mason & Derin
                      2029 Century Park East, Suite 3910
                      Los Angeles, California  90067-3025

     Either party may by written notice designate a different address for giving of notices. The date of mailing of any such notices shall be deemed to be the date on which such notice is given.

22.  HEADINGS

     The headings set forth herein are included solely for the purpose of identification and shall not be used for the purpose of construing the meaning of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     THE WALT DISNEY COMPANY


/s/ MICHAEL S. OVITZ                 By: /s/ MICHAEL D. EISNER
--------------------                     ---------------------------------------
    Michael S. Ovitz                 Title: Chairman and Chief Executive Officer

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